Exhibit 10.5

SHARE PURCHASE AGREEMENT

Introduction

Transferee

Nalan Oral and Selçuk Oral (hereinafter referred as “Transferee”)

Transferors

Shareholders of Turkpower Corporation where its registered address is at Hundred Park Avenue, NewYork, NY 10017/USA (“TPC” or “Company”) which shall include, at closing, TPC’s current operations, associated assets and trademarks, from the existing shareholders of the Company.

Shares

Within the scope of this Share Purchase Agreement, the “Shares” shall mean 73.000.000 pieces of issued and outstanding non-public shares (“Shares”) of Turkpower Corporation at the Signing Date.

Subject of the Agreement

The transfer of the shares to the Transferee and registration of Stock Warrants on behalf of Selçuk Oral as described in section 1.

1. Share Consideration

1.1.Transfer of the Shares

1.1.1. As from the signing date of this Agreement, TPC shall unconditionally transfer 25.000.000 pieces of its issued and outstanding shares to Transferee.

1.1.2. Provided that the payment at the amount of Euro 3.800.000 is paid by TPC until the 60th day as from the Signing Date of Share Purchase Agreement signed by and between TPC and Avrasya Yapı Yatırım Hizmetleri A.Ş.; TPC shall unconditionally transfer 15.000.000 pieces of its issued and outstanding shares to Transferee.

1.1.3. Provided that the payment at the amount of Euro 4.800.000 is paid by TPC on 31.10.2011 according to the Share Purchase Agreement signed by and between TPC and Avrasya Yapı Yatırım Hizmetleri A.Ş.; TPC shall unconditionally transfer 19.000.000 pieces of its issued and outstanding shares to Transferee.

1.1.4. Provided that the payment at the amount of Euro 4.900.000  shall be paid by TPC on 28.12.2011 according to the Share Purchase Agreement signed by and between TPC and Avrasya Yapı Yatırım Hizmetleri A.Ş.; TPC shall unconditionally transfer 14.000.000 pieces of its issued and outstanding shares to Transferee.

1.2. Registration of the Stock Warrants

1.2.1. TPC shall ensure the registration of 8.400.000 shares as Stock Warrants and 8.400.000 shares shall be registered as Stock Warrant on behalf of Transferee to the share book of the Company.

1.2.2. 8.400.000 Shares shall be registered as a Stock Warrant by the Seller to Transferee as follows:

-	3.400.000 shares shall be registered onthe signing date of this Agreement as Stock Warrant on behalf of Transferee.(at 0.35 usd)

-	1.000.000 shares shall be registered within 1 year as from the signing date of this Agreement as Stock Warrant on behalf of Selçuk Oral related to his directorship in the Company.(at 0.35usd)

-	1.000.000 shares shall be registered within 2 years as from the signing date of this Agreement as Stock Warrant on behalf of Selçuk Oral related to his directorship in the Company.(at 0.35usd)

-	1.000.000 shares shall be registered within 3 years as from the signing date of this Agreement as Stock Warrant on behalf of Selçuk Oral related to his directorship in the Company.(at 0.35usd)

-	1.000.000 shares shall be registered within 4 years as from the signing date of this Agreement as Stock Warrant on behalf of Selçuk Oral related to his directorship in the Company.(at 0.35usd)

-	1.000.000 shares shall be registered within 5 years as from the signing date of this Agreement to as Stock Warrant on behalf of Selçuk Oral related to his directorship in the Company.(at 0.35usd)

1.3. Transfer of Golden Shares

1.3.1. Provided that the provisions of the share transfer agreement signed by TPC regarding the purchase of the shares of Avrasya Yapı Yatırım Hizmetleri A. Ş., a partner of Maksor Madencilik Sanayi ve Ticaret Anonim Şirketi, are fully exercised, 0.9% golden shares owned by Nalan Oral and Selçuk Oral in Maksor Madencilik Sanayi ve Ticaret Anonim Şirketi shall be transferred to TPC.

1.3.2. In case of a breach of any of the provisions of the share transfer agreement signed by TPC regarding the purchase of the shares of Avrasya Yapı Yatırım Hizmetleri A. Ş., a partner of Maksor Madencilik Sanayi ve Ticaret Anonim Şirketi, 0.9% golden shares owned by Nalan Oral and Selçuk Oral in Maksor Madencilik Sanayi ve Ticaret Anonim Şirketi shall not be transferred to TPC under any condition.

2. Representations and Warranties of the Transferors

2.1. Transferors represent, warrant and undertake that:

-	There is no impact of potential liabilities (contingent or otherwise) arising out of the ownership or operation of the Company and/or its assets prior to signing this Agreement.
-
All governmental approvals required for the acquisition of the Purchased Shares, registered Stock Warrants and the other transactions contemplated herein will be obtained prior to signing this Agreement  in the ordinary course, without prejudicial effect on the Company.

-	There are no material issues in regards of the Company.
-	There are no material financial issues in regards of the Company and the Company did not receive any notification of indebtedness, notice or warning from any third real person or legal entity.
-	The Company is established in accordance with the laws of State of New York, duly organized and capable of acting as a public company.
-	The Company is authorized and capable to sign this Agreement.
-	The Corporate Books and Records of the Company are consistent with the documents submitted to the Transferee.
-	The Company has received all the necessary administrative permissions and authorizations to perform the transactions stated within this Agreement.
-	The financial statements of the Company are consistent with the documents submitted to the Transferee and there is no undisclosed liability of the Company.
-	There isn’t any conflict with a third party regarding the intellectual property right of the Company and these rights shall remain at the sole property of the Company.
-	There isn’t any material tax or insurance liability of the Company.
-	All the transactions of the Company performed until the Signing Date are in lieu with the current legislation.

2.2. Survival of the Representations and Warranties

The representations and warranties shall survive the signing of this Agreement until the fifth anniversary of the signing  date.

3. Confidentiality

After the Signing, the Parties and their affiliates shall, and shall use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents and other representatives to, hold in confidence (unless compelled to disclose by requirements of law) and not use in any manner any confidential documents or other information concerning the Company or its business (including Intellectual Property and Business Know-How), provided that these restrictions shall not apply to any information that the Parties can show, at the time of disclosure, has been publicly available by publication or otherwise, except by violation of this Agreement on behalf of the Parties or their affiliates or their respective representatives.

4. Announcements and Press Communications

The Transferor shall notify the Transferee 48 hours in advance before making any announcement and communication. The Transferee shall approve or reject in written such announcement or notification within 48 hours following the notification. No announcement concerning the transactions contemplated in this Agreement or any ancillary matter shall be made by the Transferor without the prior written consent of the other Party, provided that nothing herein shall prevent either Party from making, in consultation with the other Party, any announcement or filing required by any law or regulations.

5. Indemnification

5.1. The Transferee shall be indemnified and held harmless by the Transferors without any limitation for and against any and all direct or indirect liabilities actually suffered or incurred, arising out of or resulting from: (i) the breach of any representation or warranty made by the Transferors contained in the Agreement; (ii) the breach of any covenant or agreement by the Transferors contained in the Agreement.

5.2. The Transferors shall be indemnified and held harmless by the Transferee without any limitation for and against any and all direct or indirect liabilities actually suffered or incurred, arising out of or resulting from: (i) the breach of any representation or warranty made by the Transferee contained in the Agreement; (ii) the breach of any covenant or agreement by the Transferee contained in the Agreement.

6. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of State of Delaware. In case of any dispute, Delaware Courts and Execution Offices shall have jurisdiction.

7. Dispute Resolution

Any dispute, difference, controversy, or claim of any kind whatsoever that arises or occurs between the Parties in relation to anything or matter arising under, out of, or in connection with the Agreement shall be exclusively and finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, by a panel of three arbitrators appointed in accordance with such rules as in effect on the date hereof.  The language of the arbitration shall be English and the place of arbitration shall be London, United Kingdom.  The award or decision of the arbitrators shall be final, binding upon the Parties and non-appealable. Judgment upon the award or decision rendered by the arbitrators may be entered in any court having jurisdiction there over.

Nalan Oral /s/ Nalan Oral	Turkpower corporation

Selçuk Oral /s/ Selçuk Oral	represented by:

Aykut Ferah /Ryan E.Hart

/s/ Aykut Ferah